SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549


F O R M  8-K


Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  February 20, 1997

           BOSTON CAPITAL TAX CREDIT FUND IV L.P.
     (Exact name of registrant as specified in its charter)


                            Delaware
         (State or other jurisdiction of incorporation)


    33-70564                               04-3208648
(Commission File Number)          (IRS Employer Identification No. )



c/o Boston Capital Partners, Inc.,
One Boston Place, Boston, Massachusetts              02108-4406

(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (617) 624-8900

         None
 (Former name or former address, if changed since last report)






Item 5.  Other Events

    On February 20, 1997, Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 26 thereof (the "Partnership") completed various agreements relating to Brookhaven Apartments Partnership, A Louisiana Partnership In Commendam (the "Operating Partnership"), including a Second Amended and Restated Articles of Partnership In Commendam of the Operating Partnership dated as of February 1, 1997 (the "Operating Partnership Agreement"), pursuant to which the Partnership acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement, a copy of which is attached hereto as Exhibit (2)(a).

    The Operating Partnership owns and operates a recently constructed apartment complex located in Shreveport, Louisiana which is known as Brookhaven Apartments (the "Apartment Complex"). The Apartment Complex consists of twelve 1-bedroom, twenty 2-bedroom and three 3-bedroom apartment units for a total of 35 apartments. The Apartment Complex was substantially completed by February 1997 and is currently 100% occupied.

    Construction mortgage financing for the Apartment Complex was provided by Bank One Louisiana in the amount of $1,091,650 (the "Construction Mortgage"). The Construction Mortgage bore interest at the rate of 8.25% per annum. Permanent mortgage financing in the amount of $471,650 (the "Permanent Mortgage") is also being provided by Bank One Louisiana. The Permanent Mortgage has a15-year term and bears interest at a contract rate equal to 8.25% per annum which will be subject to adjustment from time to time. Second Permanent Mortgage financing (the "Second Permanent Mortgage") in the amount of $535,650 is being provided by the City of Shreveport. The Second Permanent Mortgage has a 15-year term and bears interest at a rate of 4% per annum.

    100% of the apartment units (35 units) in the Apartment Complex are believed to qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

    Community Support Programs, Inc., is the Managing General Partner of the Operating Partnership and M. Riemer Calhoun, Jr., is the Fiscal Partner of the Operating Partnership. The Managing General Partner is a non-profit agency active in providing a variety of support services to the Shreveport community, including involvement in affordable housing. The Fiscal Partner is the President of Calhoun Builders, Inc. (the Builder for the Apartment Complex) and the Chief Executive Officer and Chairman of the Board of Calhoun Property Management, Inc. (the Management Agent for the Apartment Complex) and he owns and/or controls an integrated group of companies and partnerships that are involved in the development, construction and management of rental housing. Mr. Calhoun has been involved in the real estate business for more than 30-years with over 110 completed multi-family housing projects in Louisiana and Texas. The Builder (Calhoun Builders, Inc.) has received total compensation of $1,200,000 and the Management Agent (Calhoun Property Management, Inc.) is receiving a management fee of $35 per occupied unit per month.

    The Partnership acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $761,008 which has been or will be payable to the Operating Partnership in four (4) Installments as follows:

    1. $418,554 (the "First Installment") on the latest of (i) Admission Date, (ii) Tax Credit Set Aside, (iii) Construction Mortgage
Closing, or (iv) Permanent Mortgage Commitment;

    2. $190,252 (the "Second Installment") on the latest to occur of (i) the Completion Date, (ii) Cost Certification, (iii) State
Designation, (iv) receipt of an updated title insurance policy satisfactory to the Partnership, (v) compliance with due diligence recommendations, (vi) receipt of release of liens, in a form acceptable to the Partnership, from the Contractor stating that all amounts payable to the Contractor have been paid in full and that the Operating Partnership is not in default under the Construction Contract, (vii) receipt of an estoppel letter and consent to syndication from the Lender, (viii) Carryover
Certification, or (ix) satisfaction of all of the conditions to the payment of the First Installment;

    3. $114,151 (the "Third Installment") on the latest to occur of (i) the Initial 100% Occupancy Date, (ii) Permanent First Mortgage
Commencement, (iii) Rental Achievement, or (iv) satisfaction of all of the conditions to the payment of the First and Second
Installments; and

    4. $38,051 (the "Fourth Installment") on the later to occur of (i) the receipt by the Partnership of an executed copy of the federal tax return and audited financial statement for the fiscal year in which the Breakeven Point occurs or (ii) satisfaction of all conditions to the payment of the First, Second and Third
Installments.

The total Capital Contribution of the Partnership to the Operating Partnership is based on the Operating Partnership receiving $1,239,830 of Tax Credits during the 10-year period commencing in 1997 of which $1,227,432 will be allocated to the Partnership as the Investment Limited Partner of the Operating Partnership. The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of the Partnership.

    The Partnership believes that the Apartment Complex is adequately insured.

    Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions:



                           Normal      Capital        Cash
                         Operations  Transactions     Flow

Managing General
Partner                   00.50%      0%               0%

Fiscal Partner            00.50%      25%             50%

Partnership                  99%      75%             50%

    The Partnership used the funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

    Boston Capital Asset Management Limited Partnership ("BCAMLP"), an affiliate of the general partner of the Partnership, or another affiliate thereof, will receive an annual Asset Management Fee of $1,750 commencing in 1997 from the Operating Partnership for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership. The Asset Management Fee for each fiscal year will be payable from Cash Flow in the manner and priority set forth in Article X of the Operating Partnership Agreement; provided, however, that if in any fiscal year commencing with 1998, Cash Flow is insufficient to pay the entire amount of the Asset Management Fee and such shortfall is not paid from funds advanced by the Fiscal Partner, the amount of such deficiency shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow available for payment of such fee, or in the first year in which proceeds of a Capital Transaction are available.

    The Operating Partnership shall pay to the General Partners a non-cumulative fee (the "Partnership Management Fee") commencing in 1997 for their services in connection with the administration of the day to day business of the Operating Partnership in an annual amount equal to $1,750 per annum (to be divided equally between the Fiscal Partner and the Managing General Partner). The Partnership Management Fee for each fiscal year of the Operating Partnership shall be paid in the manner and priority set forth in Article X of the Operating Partnership Agreement.

    The Operating Partnership shall pay to the Managing General Partner an annual non-cumulative Incentive Management Fee for its services in achieving high operating efficiency of the Apartment Complex, which fee for each fiscal year shall be in an amount equal to $2,125 and payable only from and to the extent of available Cash Flow after payment of all other obligations of the Operating Partnership, including the Asset Management Fee.

    The Operating Partnership will pay a Construction and Development Fee to the General Partners (or their designees) for its service in connection with the construction and development of the Apartment Complex in an amount equal to $221,900 (of which $58,280 will be paid to the Managing General Partner and $163,620 to the Fiscal Partner). The Construction and Development Fee will be paid $48,161 from the proceeds of the First Installment, $21,537 from the proceeds of the Second Installment, $114,151 from the proceeds of the Third Installment and $38,051 from the proceeds of the Fourth Installment.

    As a reimbursement for costs incurred in connection with the development of the Apartment Complex, the Operating Partnership paid to the General Partners (or their designees) an overhead reimbursement (the "Developer's Overhead Reimbursement") in the amount of $66,808 which was paid at the time of the First Installment.

    In consideration of its services in connection with any sale of the Apartment Complex, the Managing General Partner (or its designee) shall be entitled to a Sales Disposition Fee in the amount of 3% of the sales price of the Apartment Complex. Such fee will be reduced to the extent necessary so that all fees and expenses to the Operating Partnership in connection with such sale do not exceed 6%.

Item 7.  Exhibits.

       (c)    Exhibits.                                       Page

(1)    (a)1   Form of Dealer-Manager Agreement between Boston
              Capital Services, Inc. and the Registrant
              (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

(2)    (a)    Second Amended and Restated Articles of
              Partnership In Commendam of Brookhaven
              Apartments Partnership, A Louisiana Partnership
              In Commendam

(2)    (b)    Certification and Agreement of Brookhaven
              Apartments Partnership, A Louisiana Partnership
              In Commendam

(4)    (a)2   Agreement of Limited Partnership of the
              Partnership

(16)          None

(17)          None

(21)          None

(24)          None

(25)          None

(28)          None
_______________

1   Incorporated by reference to Exhibit (1) to Registration Statement
No. 33-70564 on Form S-11, as filed with the Securities and Exchange
Commission.

2   Incorporated by reference to Exhibit (4) to Registration Statement
No. 33-70564 on Form S-11, as filed with the Securities and Exchange
Commission.


SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  May 19, 1997


BOSTON CAPITAL TAX CREDIT FUND IV L.P.

By: Boston Capital Associates IV L.P.,
       its General Partner


    By:  C&M Associates, d/b/a Boston
               Capital Associates, its
           General Partner


         By:  __/s/ Herbert F. Collins______
               Herbert F. Collins, Partner

BOS2. 62291_1